EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We consent to the incorporation by reference of (i) our reports dated March 8, 1996, on our audits of the consolidated financial statements of Equity Corporation International (the "Company") as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995 and the related financial statement schedule; (ii) our report dated November 1, 1995, on our audit of the combined financial statements of Byrd Funeral Home, Inc. and Byrd-Williams Funeral Home, Inc., Gray Brown-Service Mortuary and Mickelson Brown-Service Funeral Home, Inc. and Hollis-Thurmond-Hall, Inc. as of December 31, 1994 and for the year then ended; and (iii) our report dated July 15, 1994, on our audits of the consolidated financial statements of MLI/The Loftis Corporation as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, in the registration statement on Form S-3 (Reg. No. 333-4436) relating to the registration of 67,987 shares of the Company's Common Stock. We also consent to the reference to our firm under the caption "Experts."



                                         COOPERS & LYBRAND L.L.P.

                                         /s/ Coopers & Lybrand L.L.P.

Houston, Texas
December 3, 1996